UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 26, 2013

SRA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or other jurisdiction of incorporation or organization)	333-83780 (Commission File Number)	54-1013306 (IRS Employer Identification No.)

4300 Fair Lakes Court

Fairfax, Virginia

______________________

(Address of principal executive offices)

22033

____________________

(Zip Code)

(703) 803-1500

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On July 26, 2013, SRA International, Inc., or the Company, concluded, in connection with its annual impairment test conducted during the quarter ended June 30, 2013, that it will record a pre-tax $345.8 million non-cash impairment charge in fiscal 2013, of which $293.9 million relates to goodwill and $51.9 million relates to trade names. The impairment charge reduces goodwill and trade names by approximately 25%. The impairment is the result of lower industry valuation multiples as well as competitive pressures, contract award and funding delays, and uncertainty regarding U.S. federal government budgets.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

/S/ RICHARD J. NADEAU
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

Date:  July 26, 2013